Exhibit 10.1

AMENDMENT NUMBER 2 TO MASTER TERM LOAN AGREEMENT

DATED OCTOBER 31, 2007 and AMENDED DECEMBER 4, 2007

This Amendment is entered into this 28th day of January 2008, by and between Randolph M. Pentel and CapSource Financial, Inc., a Colorado corporation, (collectively “Parties”).

WHEREAS, the Parties entered into a loan agreement dated October 31, 2007 in the original principal amount of Seven Hundred Fifty Thousand Dollars ($750,000) (“Master Term Loan Agreement”);

WHEREAS, the Parties entered into an amendment of the Master Term Loan Agreement on December 4, 2007 whereby the principal amount was increased to One Million Dollars ($1,000,000) (“Amendment No. 1”);

WHEREAS, the Parties desire to further modify the terms of the Master Term Loan Agreement;

NOW THEREFORE for good and valuable consideration, the sufficiency of which is acknowledged, the Parties agree as follows:

1.         That portion of Article 1 of the Master Term Loan Agreement, as amended by Amendment No. 1 setting forth the term “Loan Amount” shall be and is hereby amended to read One Million Two Hundred and Fifty Thousand Dollars ($1,250,000).

2.            All other terms and conditions of the Master Term Loan Agreement, as amended, remain unchanged and are hereby ratified.

IN WITNESS WHEREOF, the parties have executed this amendment as of the date first set forth above.

/s/ Randolph M. Pentel
Randolph M. Pentel

CapSource Financial, Inc.

/s/ Steven E. Reichert
By Steven E. Reichert Its Vice President and General Counsel